Exhibit 99.5

Old Line Bancshares, Inc. & Subsidiary Pro Forma Average Number of Common Shares

Three months ended September 30, 2008	Actual	Adjustment	Pro-Forma

Weighted average number of shares	3,880,460	-	3,880,460
Dilutive average number of shares (9	1,324	6,469	7,793

Nine months ended September 30, 2008	Actual	Adjustment	Pro-Forma

Weighted average number of shares	3,940,228	-	3,940,228
Dilutive average number of shares (9	2,742	6,469	9,211